Exhibit 23.2


CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS


Nettaxi.com
Campbell,  California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated January 11, 2002, relating to the consolidated financial statements of Nettaxi.com appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.



/s/  BDO Seidman, LLP
BDO Seidman, LLP

San Jose, California
April 8, 2002


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